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Exhibit 10.5

2003 INCENTIVE PLAN

        For the 2003 fiscal year, a corporate executive will be awarded 100% of his or her target bonus amount (target amounts established in January by the Compensation Committee) if the Company's [***] reaches its established budget for the year ([***]). An employee's actual bonus may vary above and below his or her target according to the schedule below:

[***]	Bonus Amount
Below [***]	No bonus amount
[***] to [***]	50% - 100% of target on a pro rata basis
[***] to [***]	100% - 150% of target on a pro rata basis
[***] to [***]	150% - 175% of target on a pro rata basis

Adjustments to the [***] targets shown above will be made for acquisitions made during the year in amounts agreed upon by the Compensation Committee and Executive Management of the Company. Adjustments to the [***] targets shown above will be made for capital expenditures that exceed the capital expenditure budget for fiscal 2003 for amounts agreed upon by the Compensation Committee and Executive Management. Actual [***] for the year used for incentive plan calculations will exclude [***] such as [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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2003 INCENTIVE PLAN